UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

February 10, 2021

Slack Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38926	26-4400325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Howard Street

San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

(415) 630-7943

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	WORK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously announced, on December 1, 2020, Slack Technologies, Inc. (“Slack” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with salesforce.com, inc. (“Salesforce”), Skyline Strategies I Inc., a Delaware corporation and a wholly owned subsidiary of Salesforce (“Merger Sub I”), and Skyline Strategies II LLC, a Delaware limited liability company and a wholly owned subsidiary of Salesforce (“Merger Sub II”). The Merger Agreement provides for the merger of Merger Sub I with and into Slack, with Slack continuing as the surviving corporation (the “Surviving Corporation”) and a direct, wholly owned subsidiary of Salesforce (the “First Merger”), immediately followed by a second merger of the Surviving Corporation into either Merger Sub II or Salesforce, with either Merger Sub II or Salesforce continuing as the surviving company (the “Second Merger” and together with the First Merger, the “Mergers”).

On February 10, 2021, in connection with the Mergers, Slack Technologies, Inc. (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”), entered into a first supplemental indenture, dated as of February 10, 2021 (the “Supplemental Indenture”) to the Indenture, dated April 9, 2020 (the “Indenture”), governing the Company’s 0.50% Convertible Senior Notes due 2025 (the “Notes”) pursuant to Salesforce’s solicitation of consents (the “Consent Solicitation”) with respect to certain amendments (the “Amendments”) to the Indenture. On February 10, 2021, Salesforce received valid (and not validly revoked) consents to the Amendments from eligible holders as of the relevant record date in respect of a majority of the aggregate principal amount of the Notes then outstanding, determined in accordance with the Indenture. The Amendments modify the merger covenant with respect to the Notes to remove the requirement that the successor in any merger of the Company with or into another person be a corporation and to make certain other conforming changes.

The Supplemental Indenture became effective upon execution thereof, but the Amendments will become operative only upon the closing of the First Merger and payment of the applicable consent fee.

The foregoing description of the Supplemental Indenture is a summary and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1 and is incorporated by reference into this Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are filed as part of this report:

Exhibit	Description

4.1	First Supplemental Indenture, dated February 10, 2021, between Slack Technologies, Inc. and U.S. Bank National Association, as trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLACK TECHNOLOGIES, INC.

Date: February 11, 2021	By:	/s/ Allen Shim
Allen Shim
Chief Financial Officer